UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 25, 2007

ARCADE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52632	20-8348580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Arcade Partners, LLC
62 La Salle Road, Suite 304
West Hartford, Connecticut	06107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 236-6320

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On May 25, 2007, the initial public offering (“IPO”) of 7,500,000 units of Arcade Acquisition Corp. (the “Company”) was consummated. Each unit issued in the IPO (the “Units”) consists of one share of common stock, $.0001 par value per share (the “Common Stock”), and one warrant, each warrant to purchase one share of Common Stock at an exercise price of $6.00 per share.  The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $60,000,000.  Prior to the consummation of the IPO, the Company completed a private placement of 2,000,000 warrants to an entity affiliated with the Company’s executive officers and directors generating gross proceeds of $2,000,000.  The audited financial statements as of May 25, 2007 reflecting receipt of the proceeds of the IPO and the private placement are included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

Exhibits:

Exhibit No.	Description

1.1	Underwriting Agreement

10.6	Warrant Purchase Agreement between Arcade Acquisition Investors, LLC and the Company

99.1	Press release dated May 31, 2007

99.2	Audited Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2007	ARCADE ACQUISITION CORP.

	By:	/s/ Jonathan Furer
Name: Jonathan Furer
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement

10.6	Warrant Purchase Agreement between Arcade Acquisition Investors, LLC and the Company

99.1	Press release dated May 31, 2007

99.2	Audited Financial Statements